Exhibit 99.1

  iBasis Reports Record Revenue, Gross Profit, and Traffic Volume in
                         Second Quarter 2007

   Company Achieves Tenth Consecutive Quarter of Positive Cash Flow

    BURLINGTON, Mass.--(BUSINESS WIRE)--Aug. 2, 2007--iBasis, Inc. (NASDAQ: IBAS), the global VoIP company(TM), today announced results for the second quarter ended June 30, 2007.

    Revenue for the second quarter of 2007 was $155.6 million, compared to $127.3 million for the second quarter of 2006. Net income for the second quarter of 2007 was $0.1 million, or $0.00 per share, compared to net income for the second quarter of 2006 of $0.3 million, or $0.01 per share.

    iBasis achieved $2.9 million in Adjusted EBITDA for the second quarter of 2007, compared to Adjusted EBITDA of $4.1 million in the second quarter of 2006. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company's operating trends.

    Highlights of the second quarter include:

    -- Record revenue and expanded gross margin in both Trading and Retail;

    -- Sequential revenue growth of 7%, and a 22% increase over Q2, 2006; sequential gross profit growth of 16%, and a 9% increase from a year ago;

    -- Strong cash flow of $2.8 million; our tenth consecutive quarter of positive cash flow; and

    --  Completed restatement of prior period financial statements

    "Q2 was a very good quarter across the board," said Ofer Gneezy, president and CEO of iBasis. "We achieved strong sequential growth in revenue and gross profit and expanded gross margin in both our Trading and our Retail businesses. We also achieved a significant sequential increase in minutes carried on The iBasis Network(TM).

    "In our Trading business, we expanded gross margin by a full percentage point, compared to the previous quarter, while achieving very strong sequential revenue growth. We also added a large number of new customers from all segments of the market, including consumer VoIP providers, which is an indication of the continuing demand for our services. In our Retail business, we achieved gross margin expansion for the third consecutive quarter as well as strong growth in revenue and gross profit.

    "EBITDA grew sequentially but declined compared to Q2 2006 in large part due to the planned addition of approximately 40 new employees hired over the year to support future growth and strengthen key functions in the company, primarily finance and core trading operations.

    "In the second quarter we also completed the restatement of financial statements from prior periods and regained compliance with Nasdaq listing requirements. Importantly, this enabled us to file today the preliminary proxy for our annual meeting, at which we will seek shareholder approval of our pending transaction with KPN.

    "We are very excited about the benefits of the proposed merger of KPN Global Carrier Services into iBasis, and the tremendous market opportunities that this combination will create. We believe that this is an industry-changing event. The combination will bring together an established incumbent carrier with a very strong position in the European mobile market and a fast-growing, innovative VoIP leader. The resulting scale will make iBasis one of the five largest carriers of international traffic worldwide and position us very well in the consolidating international voice services market."

    Second Quarter Results for Trading and Retail Businesses:



          ($ in millions)             Trading     Retail      Total
----------------------------------------------------------------------
Revenue                               $127.8       $27.8     $155.6
----------------------------------------------------------------------
Gross Profit*                          $14.0       $3.8       $17.8
----------------------------------------------------------------------
Gross Margin                           11.0%       13.6%      11.4%

* Net revenue less data communications and telecommunications costs


    Key Indicators

    Minutes of use on The iBasis Network(TM) in the second quarter 2007 were 3.5 billion, a 31% increase over the 2.7 billion minutes carried in the second quarter 2006, and a 4% increase over the 3.4 billion minutes in the first quarter 2007. Average revenue per minute was 4.41 cents, compared to 4.30 cents in Q1 2007. Average cost per minute was 3.90 cents, compared to 3.83 cents in Q1, and average margin per minute was 0.51 cents, compared to 0.47 cents in Q1.

    iBasis ended the second quarter with 636 Trading customers, compared to 591 at the end of the first quarter 2007.

    Restatement of Prior Period Financial Statements

    As previously announced, a Special Committee of independent directors appointed by the Board of Directors of the Company conducted an internal investigation relating to stock options granted to the employees of the Company, the timing of such grants and their related accounting and tax treatment. On October 20, 2006, the Company disclosed that the Special Committee had concluded that the appropriate measurement dates for determining the accounting treatment of certain stock option grants differed from the measurement dates used by the Company in preparing its financial statements.

    In June 2007, iBasis completed its restatement of prior period financial statements and became current in its SEC filings. The Company recorded $10.1 million additional non-cash stock-based compensation expense of which $9.1 million relates to three grants made during 2000, 2001 and 2003. The amount of the restatement is at the low end of the range previously estimated by the Company.

    iBasis - KPN Global Carrier Services Merger

    The Company filed a preliminary proxy statement relating to the KPN transaction on Thursday, August 2, 2007, and plans to file the definitive proxy statement and schedule a shareholder meeting as soon as practicable.

    Subject to shareholders' approval, iBasis will acquire KPN's international wholesale voice business and receive $55 million in cash from KPN in exchange for iBasis' issuance of approximately 40 million shares of common stock, which represent approximately 51% of iBasis stock on a fully diluted basis. Upon completion of the transaction, iBasis will pay a dividend in the aggregate amount of $113 million to its stockholders of record on the date immediately prior to the closing date.

    This combination will create a new iBasis that will be one of the largest international voice carriers in the world, with combined pro forma 2006 revenues of $1.3 billion, pro forma Adjusted EBITDA of $57 million and 20 billion minutes of international voice traffic in 2006.

    The New iBasis: Large, Profitable, Financially Strong



                   2006 Combined Pro forma Results

           ($ in millions)                 iBasis        New iBasis*
----------------------------------------------------------------------
Revenue                                     $511            $1,297
----------------------------------------------------------------------
Gross Profit*                                $63             $133
----------------------------------------------------------------------
Gross Margin                                12.4%           10.3%
----------------------------------------------------------------------
Adjusted EBITDA                              $12             $57







       Selected Pro forma Balance Sheet Data -- March 31, 2007

($ in millions)                                iBasis     New iBasis*
----------------------------------------------------------------------
Total Assets                                    $141         $585
----------------------------------------------------------------------
Long-term Debt                                  $0.5         $0.5
----------------------------------------------------------------------
Stockholders' Equity                            $36          $271

* Unaudited combined Pro Forma iBasis with KPN Global Carrier Services


    Guidance

    The Company believes that in 2007 on a standalone basis it will:

    --  achieve revenue in the range of $600 to $650 million; and

    -- Planned expenditures for 2007 include $15 to $20 million in capital asset investments.

    Q2 Results Conference Call

    iBasis will host a conference call to discuss the Company's Q2 results, led by Ofer Gneezy, iBasis president & CEO, on Thursday, August 2, 2007 at 11:00 a.m. EDT. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations website at http://investor.ibasis.com.

    About iBasis

    Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(R) web-based offering (www.pingo.com) and disposable calling cards that are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers, including AT&T, Verizon, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, and Telefonica. iBasis carried more than 11 billion minutes of international voice over IP (VoIP) traffic in 2006, and is one of the largest carriers of international voice traffic in the world(1). The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    (1) Telegeography 2007 and iBasis 2006 traffic.

    iBasis and Pingo are registered marks, and the global VoIP company and The iBasis Network are trademarks of iBasis, Inc. All other trademarks are the property of their respective owners.

    Forward-looking Statements

    This press release contains forward-looking statements including statements regarding iBasis' anticipated revenue and capital expenditures in 2007, as well as statements regarding (i) the demand for iBasis' services will continue; (ii) that the stockholders' meeting and closing relating to the KPN transaction will occur as soon as possible; (iii) the benefits of the proposed transaction between the Company and Royal KPN, including the expected timetable for completing the transaction, the expected dividend payment, future financial and operating results, benefits and synergies of the transaction, and future opportunities for the combined company; and
(iv) iBasis' expected financial performance for the remainder of 2007. While the Company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things (i) the Company's ability to execute its business plan; (ii) the extent of adoption of the Company's services and the timing and amount of revenue and gross profit generated by these services; (iii) fluctuations in the market for and pricing of these services; (iv) the success of the Company's plans to contest the FCC ruling on prepaid calling cards; (v) the ability of the Company and Royal KPN to consummate the proposed transaction due to regulatory restrictions, the failure to receive shareholder approval, the ability to successfully integrate their operations and employees, the ability to realize anticipated synergies, the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that the Company and Royal KPN serve; (vi) the outcome of the SEC inquiry or any lawsuits or other proceedings related to the Company's historical stock option administration policies and practices and any potential resulting impact on the Company's financial statements or results; and (vii) the other factors described in the Company's reports filed with the Securities and Exchange Commission and Royal KPN's Annual Report on Form 20-F for its most recently completed fiscal year, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

    This communication may be deemed to be solicitation material in respect of the proposed transaction between iBasis and Royal KPN. In connection with the proposed transaction, iBasis intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. SHAREHOLDERS OF IBASIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING IBASIS' DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and iBasis' shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from iBasis. Such documents are not currently available.

    Participants in Solicitation

    Royal KPN and its directors and executive officers, and iBasis and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of iBasis Common Stock in respect of the proposed transaction. Information about the directors and executive officers of Royal KPN is set forth in the Annual Report on Form 20-F for the year ended 2006, which was filed with the SEC on March 1, 2007. Information about the directors and executive officers of iBasis is set forth in iBasis' proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on August 2,2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction when it becomes available.



                             iBasis, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)



                                               June 30,  December 31,
                                                 2007        2006
                                              ---------- -------------
                                                    (Unaudited)
                   Assets

Cash, cash equivalents and short-term
 investments                                  $   57,024 $      54,071
Accounts receivable, net                          63,588        65,135
Prepaid expenses and other current assets          3,462         4,190
Property and equipment, net                       15,085        13,858
Other assets                                         507           410
                                              ---------- -------------

    Total assets                              $  139,666 $     137,664
                                              ========== =============

    Liabilities and Stockholders' Equity

Accounts payable                              $   47,333 $      48,638
Accrued expenses                                  40,840        37,302
Deferred revenue                                  11,377        10,709
Current portion of long-term debt                  1,262         1,462
Long-term debt, net of current portion               216           755
Other long-term liabilities                        1,766         1,417
                                              ---------- -------------

    Total liabilities                            102,794       100,283
Stockholders' equity                              36,872        37,381
                                              ---------- -------------

    Total liabilities and stockholders'
     equity                                   $  139,666 $     137,664
                                              ========== =============





                             iBasis, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                                                   Three Months Ended
                                                         June 30,
                                                     2007      2006

                                                       (Unaudited)
Net revenue                                        $ 155,622 $ 127,324

Costs and operating expenses:
     Data communications and telecommunications
      (excluding depreciation and amortization)      137,845   110,981
     Research and development                          3,872     3,547
     Selling and marketing                             4,802     4,266
     General and administrative                        7,140     5,213
     Restructuring costs                                 120       105
     Merger related expenses                              29     1,542
     Depreciation and amortization                     2,151     1,804

                                                   --------- ---------
       Total costs and operating expenses            155,959   127,458
                                                   --------- ---------

Loss from operations                                   (337)     (134)

     Interest income, net                                524       355
     Other expenses, net                                ( 1)     ( 43)
     Foreign exchange (loss) gain                       (46)       148

                                                   --------- ---------
Income before taxes                                      140       326

Income tax expense                                        20        11
                                                   --------- ---------

Net income                                         $     120 $     315
                                                   ========= =========

Net income per share:
  Basic                                            $    0.00 $    0.01
  Diluted                                          $    0.00 $    0.01

Weighted average common shares outstanding:
  Basic                                               33,389    33,133
  Diluted                                             35,307    34,948




                             iBasis, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                                            Six Months Ended June 30,
                                               2007          2006

                                                   (Unaudited)
Net revenue                                $     301,393 $     238,103

Cost and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)             268,284       207,443
     Research and development                      7,604         6,795
     Selling and marketing                         9,316         7,861
     General and administrative                   13,926         9,685
     Restructuring costs                             240           177
     Merger related expenses                          29         1,542
     Depreciation and amortization                 4,116         3,352

                                           ------------- -------------
       Total costs and operating expenses        303,515       236,855
                                           ------------- -------------

Income (loss) from operations                    (2,122)         1,248

     Interest income, net                            989           673
     Other expenses, net                          ( 189)         ( 90)
     Foreign exchange (loss) gain                  (126)           131

                                           ------------- -------------
Income (loss) before taxes                       (1,448)         1,962

Income tax expense                                    34            22
                                           ------------- -------------

Net income (loss)                          $     (1,482) $       1,940
                                           ============= =============

Net income (loss) per share:
  Basic                                    $      (0.04) $        0.06
  Diluted                                  $      (0.04) $        0.06

Weighted average common shares
 outstanding:
  Basic                                           33,303        33,195
  Diluted                                         33,303        34,642


    Non-GAAP Financial Measures

    In this press release, iBasis' financial results are provided both in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. In particular, iBasis provides (i) earnings before stock-based compensation, expenses associated with the review of our stock option granting practices, foreign exchange gains and losses, acquisition related expenses, interest, taxes, depreciation and amortization (Adjusted EBITDA); (ii) Combined 2006 Pro forma Adjusted EBITDA; (iii) average revenue per minute (ARPM); (iv) average cost per minute
(ACPM); and (v) average margin per minute (AMPM), which in each case results in a non-GAAP financial measure. These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in iBasis' business and are important in comparing current results with prior period results. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the Company's business and to evaluate its performance.

    Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

    Adjusted EBITDA is defined as earnings before stock-based compensation, expenses associated with the review of our stock option granting practices, foreign exchange gains and losses, merger related expenses, interest, taxes, depreciation and amortization.

    In accordance with the requirements of Securities and Exchange Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.







                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007     2006      2007    2006
                                   -------- --------- -------- -------
                                             (In thousands)
----------------------------------
Net income (loss)                      $120      $315 $(1,482)  $1,940
Add/(less):
    Stock-based compensation and
     services                           508       845    1,342   1,125
    Depreciation and amortization     2,151     1,804    4,116   3,352
    Interest expense (income), net    (524)     (355)    (989)   (673)
    Foreign exchange (gain) loss         46     (148)      126   (131)
    Merger related expenses              29     1,542       29   1,542
    Option analysis expense             558        43    1,434      71
    Income taxes                         20        11       34      22
                                   -------- --------- -------- -------
Adjusted EBITDA                      $2,908    $4,057   $4,610  $7,248
                                   ======== ========= ======== =======




   Reconciliation of Combined Entity Pro forma 2006 Adjusted EBITDA


               Combined Pro Forma 2006 Adjusted EBITDA
                            (In thousands)
iBasis
------------------------------------------------------
Net loss                                              $        (2,194)
Depreciation                                                    7,055
Interest income, net                                           (1,550)
Income tax expense                                                 37
Foreign exchange gain                                            (372)
Stock-based compensation and services                           1,829
Lease termination charge                                        1,929
Merger related expenses                                         2,996
Expenses associated with stock option review and
 restatement of financial statements                            2,514
                                                      ----------------
Adjusted EBITDA                                                12,244
                                                      ----------------

KPN Global Carrier Services
------------------------------------------------------
Net income                                                     42,490
Depreciation                                                    5,693
Interest income, net                                             (237)
Income tax expense                                             17,884
Foreign exchange loss                                           1,339
Stock-based compensation                                           47
Adjustments to reflect pro forma effect of post
 combination pricing arrangements with KPN                    (22,277)
                                                      ----------------
Adjusted EBITDA                                                44,939
                                                      ----------------

                                                      ----------------
Combined Pro Forma Adjusted EBITDA                    $        57,183
                                                      ----------------

    CONTACT: iBasis, Inc.
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Richard Tennant, 781-505-7409
             ir@ibasis.net